UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	September 26, 2007
Date of Earliest Event Reported:	September 21, 2007
Xenonics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50775	84-1433854

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2236 Rutherford Road, Suite 123,
Carlsbad, California		92008

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 448-9700
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4

Item 1.01. Entry into a Material Definitive Agreement.
     On September 21, 2007, Xenonics Holdings, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement and a Registration Rights Agreement with Gemini Master Fund, Ltd. (“Gemini”) and the additional purchasers listed on the signature pages of the Securities Purchase Agreement (including Gemini, referred to below collectively as the “Purchasers” or individually as a “Purchaser”). Pursuant to the Securities Purchase Agreement, on September 21, 2007 and in exchange for an aggregate cash payment of $2,050,000 from the Purchasers, (1) the Company agreed to issue to the Purchasers an aggregate of 1,025,000 shares of the Company’s common stock upon approval of the American Stock Exchange, and (2) the Company issued to the Purchasers “A Warrants” to purchase an aggregate of 307,500 shares of the Company’s common stock at an exercise price of $2.75 per share and “B Warrants” to purchase an aggregate of 307,500 shares of the Company’s common stock at an exercise price of $3.25 per share. The A and B Warrants are each fully vested and are exercisable over a five-year period, provided that a B Warrant is not exercisable until a Purchaser has fully exercised its A Warrant. Pursuant to the Registration Rights Agreement, the Company agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of all of the shares of common stock that are issuable to the Purchasers under the Securities Purchase Agreement. Issuance to the Purchasers of the shares of common stock subject to the A and B Warrants is also subject to the approval of the American Stock Exchange. Copies of the Securities Purchase Agreement, the Registration Rights Agreement, and the form of A and B Warrants are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein; the summary of these documents set forth above is qualified by reference to such exhibits.
     On September 21, 2007, the Company advised Granite Financial Group, Inc. (“Granite”) that, as compensation for Granite’s services as placement agent in connection with the Securities Purchase Agreement, the Company will issue to Granite (1) 164,000 shares of the Company’s common stock, (2) an “A Warrant” to purchase 49,200 shares of the Company’s common stock, and (3) a “B Warrant” to purchase 49,200 shares of the Company’s common stock. The A and B Warrants to be issued by the Company to Granite will have the same terms as the A and B Warrants that the Company issued to the Purchasers. Issuance to Granite of the shares of common stock described in this paragraph is subject to the approval of the American Stock Exchange. The Company intends to include the 262,400 shares of common stock that are issuable to Granite on the registration statement that the Company will file with the SEC with respect to the shares of Company common stock issuable to the Purchasers under the Securities Purchase Agreement. A copy of the form of A and B Warrants to be issued to Granite is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein; the summary of such document set forth above is qualified by reference to Exhibit 10.4.
Item 3.02. Unregistered Sales of Equity Securities.
     Reference is made to Item 1.01 of this Current Report on Form 8-K for a description of the Company’s issuance of shares of its common stock and A and B Warrants to purchase shares of its common stock. The Company’s issuance of the common stock, the A and B Warrants, and the common stock issuable upon exercise of the A and B Warrants is exempt from registration under the Securities Act of 1933 by reason of the exemption provided by Section 4(2) of the Securities Act of 1933 for a transaction not involving a public offering.

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Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1	Securities Purchase Agreement dated as of September 21, 2007 among Xenonics Holdings, Inc., Gemini Master Fund, Ltd., and the other purchasers named in the Securities Purchase Agreement

Exhibit 10.2	Registration Rights Agreement dated as of September 21, 2007 among Xenonics Holdings, Inc., Gemini Master Fund, Ltd., and the other purchasers named in the Registration Rights Agreement

Exhibit 10.3	Form of “A Warrant” and “B Warrant” issued by Xenonics Holdings, Inc. on September 21, 2007 to Gemini Master Fund, Ltd. and the other purchasers named in the Securities Purchase Agreement dated as of September 21, 2007 for the purchase of 615,000 shares of the common stock of Xenonics Holdings, Inc.

Exhibit 10.4	Form of “A Warrant” and “B Warrant” to be issued by Xenonics Holdings, Inc. to Granite Financial Group, Inc. for the purchase of 98,400 shares of the common stock of Xenonics Holdings, Inc.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 26, 2007	Xenonics Holdings, Inc.
	By:	/s/ Charles Hunter
		Name:	Charles Hunter
		Title:	Chief Executive Officer

By: /s/ Richard S. Kay
Name:	Richard S. Kay
Title:	Chief Financial Officer

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